UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HONDO MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	26-1240056
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15303 N. Dallas Parkway, Suite 1050 Addison, Texas 75001 (214) 444-7444 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. William Miertschin
Chief Executive Officer
HONDO MINERALS CORPORATION
15303 N. Dallas Parkway, Suite 1050
Addison, Texas 75001
Telephone: (214) 444-7444

 (Name, address, including zip code, and telephone number, including zip code, of agent for service)

With copies to: Luke C. Zouvas, Esq. Zouvas Law Group 2368 Second Avenue San Diego, California 92101 Telephone: (619) 688-1715 Facsimile: (619) 688-1716

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Table of Contents

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.    (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount Of Registration Fee (3)
Common stock, par value $.001 per share	(4)	(4)	(4)	(4)
Preferred Stock, par value $0.001 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Debt Securities	(4)	(4)	(4)	(4)
Total	(4)	(4)	$50,000,000	$5,730.00

(1)
An indeterminate number of shares of common stock and preferred stock, an indeterminate number of warrants to purchase debt securities, common stock or preferred stock and an indeterminate amount of debt securities are being registered hereunder, but in no event will the aggregate initial offering price exceed $50,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount and number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock and provide for conversion or exchange, upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, there are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Unspecified pursuant to General Instruction II.D. to Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 24, 2012

PROSPECTUS

$50,000,000

HONDO MINERALS CORPORATION

Common Stock, Preferred Stock,

Warrants and Debt Securities

________________

We may offer and sell any combination of common stock, preferred stock, warrants and debt securities, with a total initial offering price of up to $50,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell these securities, we will provide their specific terms in a supplement to this prospectus. This prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “HMNC.OB.” On January 24, 2012, the last sales price for our common stock as reported on the OTC Bulletin Board was $1.72 per share.  We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus is January 24, 2012

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplement(s) and the documents incorporated by reference into this prospectus and such supplement(s), includes all material information relating to this offering. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Please carefully read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information,” before buying securities in this offering.

 You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

 This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

PROSPECTUS SUMMARY

The following is a summary of this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus (including all documents incorporated by reference into this prospectus) in its entirety.  All references in this prospectus to “Hondo,” “HMNC,” “we,” “us,” “our” or the “Company” refer to HONDO MINERALS CORPORATION and our consolidated subsidiaries.

HONDO MINERALS CORPORATION (“HMNC” or the “Company”) is a precious minerals company with its corporate headquarters based in Dallas, Texas.  Hondo is engaged in the acquisition of mines, mining claims and mining real estate in the United States, Canada and Mexico with mineral reserves consisting of precious metals or non-ferrous metals.  Hondo owns the Tennessee and Schuylkill Mines in the Wallapai Mining District near Chloride, Mohave County, Arizona.  The Tennessee Mine operated from the late 1800's until 1947 producing lead, zinc, gold and silver.  The Tennessee Mine includes a one million ton tailings pile and is adjacent to the Schuylkill Mine. Hondo also owns 24 mining claims in the Cripple Creek, Teller County, Colorado area.  However, the properties are not in operation at this time.  Additionally, Hondo owns another patented mining claim in Juab County, Utah known as the Sullivan Lode and 9 unpatented mining claims in Iron County, Utah referred to as War Eagle.  Again, neither site is in operation at this time.

On September 25, 2007, the Company was incorporated under the laws of the State of Nevada and was engaged in the business of acquisition, exploration and development of natural resource properties.  We were authorized to issue 75,000,000 shares of common stock, par value $.001 per share. In October 2007, we issued 2,500,000 shares of common stock to each of our two directors. Said issuances were paid at a purchase price of the par value per share or a total of $5,000.

On February 8, 2011, Tycore Ventures, Inc., a Nevada corporation closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Hondo Minerals, Inc., a Nevada corporation (“Hondo”) and the shareholders of Hondo (the “Hondo Shareholders”), whereby the Company acquired 100% of the outstanding shares of common stock of Hondo (the “Hondo Stock”) from Hondo Shareholders.  By agreement and after cancellations, Tycore exchanged 17,783,888 shares of its common stock for all of the issued and outstanding common shares of HMI.  As a result of closing the transaction, HMI Shareholders then held approximately 71.4% of the Company’s issued and outstanding common stock.  Tycore Ventures, Inc. also changed its corporate name to Hondo Minerals Corporation.

On February 22, 2011 the Company increased its authorized shares of common stock from 75,000,000 to 200,000,000.  The par value remained the same at $.001

Accordingly, we are now conducting our business through our wholly owned subsidiary, Hondo Minerals, Inc. Hondo Minerals, Inc. is a Nevada Corporation organized in 2002 as an independent oil and gas producer under the name International Royalty & Oil Co., as spinoff of Signature Motorcars, Inc., a publically held company.  On June 30, 2007, the name was changed to Hondo Minerals, Inc. and the common shares (the only class that had been issued) were the subject of a 20-for-1 reverse stock split.  Following the reverse split, the number of issued and outstanding shares of the Company’s common stock was reduced from 63,888,260 to 3,194,413.  On November 15, 2007, Hondo purchased certain assets from Grand Central Silver Mines, Inc., a publically held Dallas, Texas based independent mining company. The properties included the Tennessee and Schuylkill Mines in the Wallapai Mining District near Chloride, Mohave County, Arizona and the Teller County, Colorado (Cripple Creek) claims. The Tennessee/Schuylkill properties include two historic underground mines, which were operated until 1947.

Between December 2008 and November 2010, the Company filed mining claims with the U. S. Bureau of Land Management on claims in Mohave County, Arizona and Emery and Iron Counties, Utah.

Our principal office is located at 15303 N. Dallas Parkway, Suite 1050, Addison, Texas   75001. Our telephone number is (214) 444-7444 and our Internet address is www.hondominerals.com. Our securities trade at the Over-the-Counter Bulletin Board under the symbol “HMNC.OB”

RISK FACTORS

The success of our operations is subject to numerous risks, including potential delays in or discontinuation of development of our properties and our technologies from a lack of financing, dependence on third party collaborators to conduct research and development of the properties, and adverse fluctuations in the prices of precious metals believed to be contained on the Company’s properties. Because we are an exploration stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies.  For a more detailed discussion of the risks you should consider before purchasing securities of our Company, you should carefully consider the specific risks discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus and such prospectus supplement.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and in any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the applicable prospectus supplement and in our reports filed from time to time under the Securities Act and/or the Exchange Act.  We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein and in any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus, the documents incorporated by reference herein and in any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. The securities offered under this prospectus are not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of this prospectus, or prospectus supplement or free writing prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus:

●	to or through one or more underwriters or dealers;

●	directly to purchasers, or to purchasers through agents; or

●	through a combination of any of these methods of sale.

We may distribute the securities offered hereby:

●	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing its market price.

The underwriters in the offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our articles of incorporation, as amended to date, our authorized capital stock is comprised of 200,000,000 shares of common stock, par value $.001 per share. As of October 31, 2011, there were 62,425,190 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “HMNC.OB.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common Stock

Voting.  The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by our articles of incorporation or by our bylaws.

Dividend Rights.  Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by the registrant’s Board of Directors out of our assets or funds legally available for such dividends or distributions. The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require us to pay the applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights.  Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014, Office: 702.818.5898 Fax: 702.974.1444  www.empirestock.com
.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

▪	the number of shares constituting that series;

▪	dividend rights and rates;

▪	voting rights;

▪	conversion terms;

▪	rights and terms of redemption (including sinking fund provisions); and

▪	rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

▪	the title and stated value of the preferred stock;

▪	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

▪	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

▪	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

▪	the procedures for any auction and remarketing, if any, for the preferred stock;

▪	the provisions for a sinking fund, if any, for the preferred stock;

▪	the provision for redemption, if applicable, of the preferred stock;

▪	any listing of the preferred stock on any securities exchange;

▪	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

▪	voting rights, if any, of the preferred stock;

▪	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

▪
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

▪	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. We may enter into a warrant agreement with a bank or trust company, as warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

▪	the title of the debt warrants;

▪	the offering price for the debt warrants, if any;

▪	the aggregate number of the debt warrants;

▪	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

▪	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

▪	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

▪	the dates on which the right to exercise the debt warrants will commence and expire;

▪	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

▪	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

▪	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

▪	the dates on which the right to exercise the debt warrants will commence and expire;

▪	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

▪	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

▪	information with respect to book-entry procedures, if any;

▪	the currency or currency units in which the offering price, if any, and the exercise price are payable;

▪	if applicable, a discussion of material U.S. federal income tax considerations;

▪	the antidilution provisions of the debt warrants, if any;

▪	the redemption or call provisions, if any, applicable to the debt warrants;

▪	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

▪	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

▪	the title of the warrants;

▪	the offering price for the warrants, if any;

▪	the aggregate number of warrants;

▪	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

▪	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

▪	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

▪	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

▪	the dates on which the right to exercise the warrants shall commence and expire;

▪	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

▪	the currency or currency units in which the offering price, if any, and the exercise price are payable;

▪	if applicable, a discussion of material U.S. federal income tax considerations;

▪	the antidilution provisions of the warrants, if any;

▪	the redemption or call provisions, if any, applicable to the warrants;

▪	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

▪	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

▪	to vote, consent or receive dividends;

▪	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

▪	to exercise any rights as stockholders of the Company.

Provisions that May Have an Anti-Takeover Effect

The Company is subject to Nevada’s Interested Stockholders Statutes (Nevada Revised Statutes 78.411-78.444) which prohibit an “interested stockholder” from entering into a “combination” with the Company for a three-year period following the time the stockholder became an interested stockholder, unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements.  Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the Company.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the corporation laws of the State of Nevada, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities

 (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form), including filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effective date of such registration statement:

▪	Quarterly Report on Form 10-Q for the three month period ended October 31, 2011, filed on December 9, 2011;

▪	Annual Report on Form 10-K for the fiscal year ended July 31, 2011, filed on October 31, 2011;

▪	Quarterly Report on Form 10-Q for the three month period ended April 30, 2011, filed on June 21, 2011 and for the nine month period ended April 30, 2011, filed on June 21, 2011;
▪	Current Reports on Form 8-K filed on May 9, 2011;

▪	Current Reports on Form 8-KA filed on March 8, 2011;

▪	Current Reports on Form 8-K filed on March 3, 2011;
▪	Current Reports on Form 8-K filed on February 9, 2011;

▪	The description of our common stock set forth in the registration statement on Form S-1 filed with the SEC on November 23, 2009.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.   You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

HONDO MINERALS CORPORATION
Attention: Chief Executive Officer
15303 N. Dallas Parkway, Suite 1050
Addison, Texas 75001
Telephone: (214) 444-7444
Facsimile: (866) 820-6489

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer of these shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

LEGAL MATTERS

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by the Zouvas Law Group, PC of San Diego, California.

EXPERTS

The financial statements of HONDO MINERALS CORPORATION as of July 31, 2011 and 2010, and for the years then ended, incorporated by reference into the registration statement of which this prospectus is a part, have been included herein in reliance on the report, dated October 31, 2011, of KWCO, PC, independent registered public accounting firm, given on authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$5,730.00
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
Printing and engraving expenses	$0
Miscellaneous	$0
Total	$45,730

Item 15. Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of its officers and directors against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, except in cases of negligence or misconduct in the performance of duty.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

The above discussion of the Registrant’s bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such bylaws and applicable Nevada law.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16. Exhibits

See the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That

(A)  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports field with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)     Provided further, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     [Not Applicable]

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 (ii)      If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 25, 2012.

HONDO MINERALS CORPORATION

By:	/s/ William Miertschin
William Miertschin
President, Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Luke C. Zouvas, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

January 25, 2012	By:	/S/ William Miertschin
William Miertschin
	Its:	Director
President
Chief Executive Officer
Chief Financial Officer

January 25, 2012	By:	/S/ J.C. “Skip” Headen
J.C. “Skip” Headen
	Its:	Secretary
Treasurer
Director

January 25, 2012	By:	/S/ Ben Botello
Ben Botello
	Its:	Director

January 25, 2012	By:	/S/ Howard Siegel
Howard Siegel
	Its:	Director

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

1.1	Form of Underwriting Agreement					(*)

2.1	Agreement and Plan of Merger between the Company and Tycore Ventures, Inc, dated February 8,2011	8-K	333-161868	10.1	February 9, 2011

3.1	Articles of Incorporation	S-1	333-161868	3.1	September 11,2009
3.1(a)	Amended Articles of Incorporation	8-k	333-161868	3.1	March 08, 2011

3.2	Amended and Restated Bylaws	8-K	333-161868	3.2	March 08, 2011

4.1	Specimen of Common Stock certificate					X

4.2	Specimen Preferred Stock certificate					(*)

4.3	Form of Certificate of Designation of Preferred Stock					(*)

4.4	Form of Warrant Agreement, including form of warrant					(*)

5.1	Opinion of Zouvas Law Group, PC					X

23.1	Consent of Zouvas Law Group, PC (included in Exhibit 5.1)					X

23.2	Consent of KWCO, PC					X

24.1	Power of Attorney (included on signature page)					X

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture					(**)

____________________
*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.